UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2009

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 20, 2009, School Specialty, Inc. announced its fiscal 2010 first quarter results. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.	Other Items.

The Company also announced the acquisition of AutoSkill International Inc., a technology based reading and math intervention company for $11.7 million. In addition, the company announced it has signed a definitive agreement to divest its retail trade book business, School Specialty Publishing, to Carson-Dellosa Publishing, LLC, a newly formed business entity. Under the agreement, School Specialty will combine its publishing unit assets with those of the Cookie Jar Education Inc. and will receive a 35 percent minority equity interest in Carson-Dellosa Publishing, LLC. The closing is expected to occur in the second quarter of fiscal 2010.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release of School Specialty, Inc., dated August 20, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCHOOL SPECIALTY, INC.
(Registrant)
Date: August 20, 2009
/s/ David N. Vander Ploeg
David N. Vander Ploeg
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of School Specialty, Inc., dated August 20, 2009.

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